EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Mack I. Whittle, Jr., Chief Executive Officer of The South Financial Group, Inc. ("TSFG") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended March 31, 2004 of TSFG (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TSFG.


/s/ Mack I. Whittle, Jr.
------------------------------------
Mack I. Whittle, Jr.
Chief Executive Officer
The South Financial Group, Inc.
May 7, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The South Financial Group, Inc. and will be retained by The South Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.